MILTOPE GROUP INC.


------------------------------------------------------------------------
               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
------------------------------------------------------------------------


To the Stockholders of Miltope Group Inc.:

     The Annual Meeting of Stockholders (the "Meeting") of Miltope Group Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama, Thursday, April 19, 2001 at 10:00 A.M., Local Time, to consider and act upon the following:

     1. To elect seven directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

     2. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record of the Common Stock, $.01 par value, of the Company at the close of business on March 16, 2001 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or postponements thereof. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

     All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.


                                   By Order of the Board of Directors


                                   TOM B. DAKE
                                   Secretary

Dated:  April 4, 2001

                               IMPORTANT
			       ---------
THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          MILTOPE GROUP INC.

                       500 Richardson Road South
                       Hope Hull, Alabama 36043
		    ------------------------------
                            PROXY STATEMENT
                    Annual Meeting of Stockholders
                            April 19, 2001
                    ------------------------------

                                GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Miltope Group Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 500 Richardson Road South, Hope Hull, Alabama 36043, on Thursday, April 19, 2001, at 10:00 A.M., Local Time, and any adjournment or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 500 Richardson Road South, Hope Hull, Alabama 36043. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is April 4, 2001.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) for the election as directors of persons who have been nominated by the Board of Directors and (ii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting provided the Company di not have notice of the matter at least 45 days before March 27, 2001. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                           VOTING SECURITIES

     Stockholders of record as of the close of business on March 16, 2001 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 5,871,523 shares of the Common Stock, $.01 par value. There was no other class of voting securities outstanding at that date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such individuals and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated the proxy will be voted for the election of the nominees for director. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), a broker "non-vote" has no effect on the outcome of the election of directors or the establishment of a quorum for such election. The form of proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as of March 16, 2001:


                                             		Amount and
                                             		Nature of
                    Name and Address          		Beneficial   	 Percent
Title of Class      of Beneficial Owner      		Ownership*       of Class
--------------      --------------------     		-----------      --------
Common Stock        Great Universal Incorporated        3,664,478         62.4%
($.01 par value)    153 E. 53rd Street
                    Suite 5900
                    New York, NY 10022

Common Stock        Dimensional Fund                      324,900 (1)      5.5%
($.01 par value)    Advisors Inc.
                    1299 Ocean Avenue
                    11th Floor
                    Santa Monica, CA  90401

-----------------------------------
*  Unless otherwise noted, all shares are directly owned.

(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported beneficial ownership of 324,900 shares of
    the  Company's  Common Stock as of December 31, 2000.   According  to
    Dimensional, all of the shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional reported that it had sole dispositive power with respect to 324,900 shares, and sole voting power with respect to 324,900 shares.

     OWNERSHIP OF COMMON STOCK BY DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth certain information as of March 16, 2001, regarding the ownership of voting securities of the Company by (i) each director and nominee of the Board of Directors of the Company, (ii) each executive officer of the Company and Miltope Corporation named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company,and as to the percentage of outstanding shares held by them on that date:

                         Name of              Amount and Nature of   	     Percent
Title  of Class      Beneficial Owner         Beneficial Ownership(1)        of Class
---------------     ---------------------     -----------------------        --------
Common Stock   	    Teddy G. Allen**                      0                     *
Common Stock        William L. Dickinson                41,412  (2)             *
Common Stock        William Mustard**                     0                     *
Common Stock        Jan H. Stenbeck**                     0                     *
Common Stock        Teri Spencer**                        0                     *
Common Stock        Jerry O. Tuttle                     18,182 (3)              *
Common Stock        Lawrence P. Farrell, Jr.             6,418 (4)              *
Common Stock        Robert G. Kaseta                    49,000 (5)              *
Common Stock        Thomas R. Dickinson                 28,500 (6)              *
Common Stock        Tom B. Dake                          9,250 (7)              *
Common Stock        Jeffrey Q. Palombo                  16,250 (8)              *
Common Stock        Christopher Wright                   3,500 (9)              *
Common Stock        Executive  officers and directors  172,512 (2)(3)(4)(5)    2.9%
                    as a group (13 persons)                    (6)(7)(8)(9)

-----------------------------
  *  Represents less than one percent of the class.
 ** Affiliated with Great Universal Incorporated, the principal stockholder of the Company

(1) Unless otherwise noted, all shares are directly owned. Includes shares that may be acquired pursuant to options exercisable on March 16, 2001, and within sixty days of March 16, 2001, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)  Represents  shares of Common Stock that Mr. Dickinson may  acquire upon exercise of stock options.
(3) Represents shares of Common Stock that Mr. Tuttle may acquire upon exercise of stock options.
(4)  Represents  shares  of Common Stock that Mr. Farrell  may  acquire upon exercise of stock options
(5) Represents 1,200 shares of Common Stock owned by Mr. Kaseta, 42,000 shares of Common Stock that Mr. Kaseta may acquire upon exercise of stock options and 5,800 shares of Common Stock held by Mr. Kaseta's wife. Mr. Kaseta disclaims beneficial ownership of the shares owned by his wife.
(6) Represents 1,000 shares of Common Stock owned by Mr. Dickinson and 27,500 shares of Common Stock that Mr. Dickinson may acquire upon exercise of stock options.
(7) Represents 100 shares of Common Stock owned by Mr. Dake, 6,250 shares of Common Stock that Mr. Dake may acquire upon exercise of stock options and 2,900 shares of Common Stock owned by Mr. Dake's wife. Mr. Dake disclaims beneficial ownership of the shares owned by his wife.
(8) Represents 16,250 shares of Common Stock that Mr. Palombo may acquire upon exercise of stock options.
(9)  Represents    3,500  shares of Common Stock that  Mr.  Wright  may
     acquire upon exercise of stock options.

                PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      At the Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the seven nominees of the Board of Directors named below as directors of the Company. All of the nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. Assuming a quorum is present, a vote of a majority of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

      The following table sets forth the names of the nominees, their ages, and their current positions with the Company:


     Name                     Age                     Title
-------------------------     ----       ----------------------------------
Teddy  G.  Allen               65        Chairman of the Board of Directors
William L. Dickinson           76        Director
Lawrence P. Farrell, Jr.       57        Director
William Mustard                48        Director
Teri Spencer                   38        Director
Jan H. Stenbeck                58        Director
Jerry O. Tuttle                66        Director


      Mr. Allen has served as Chairman of the Board of Directors of the Company since June 1997 and prior to that date as a director of the
Company since November 1996. He has served in business development capacities since November 1996, at Great Universal Incorporated, which, through its operating subsidiaries, provides teleservices, television and media and specialized electronics products and services. Prior to that, Mr. Allen provided consulting services in identifying and pursuing international business opportunities since January 1994. In December 1993, Mr. Allen retired from the United States Army as a Lieutenant General. Mr. Allen served in the United States Army for a period of more than thirty years and held a wide variety of important command and staff positions culminating in his ultimate assignment as Director of the Defense Security Assistance Agency.

      Mr. Dickinson has served as a director of the Company since February 1993. Mr. Dickinson served as United States Representative to Congress from the 2nd District of Alabama from 1964 to January 1993. Mr. Dickinson was a ranking Republican for eleven years on the House
Armed Services Committee, and a senior Republican on the House Subcommittee on Procurement and Military Systems and the House
Subcommittee on Military Installations and Facilities prior to his retirement in 1993.

      Mr. Farrell has served as a director of the Company since January 2000. Currently, Mr. Farrell is a consultant to a number of companies, such as Raytheon and BAE Systems, engaged in doing business with the Department of Defense. Mr. Farrell retired from the United States Air Force in October 1998 having achieved the rank of Lieutenant General.
Prior to his retirement, Mr. Farrell served in the United States Air Force for a period of more than thirty years. During his time of service Mr. Farrell held a wide variety of command and staff positions culminating in his assignment as deputy chief of staff for plans and programs, Headquarters United States Air Force, Washington, D.C.

      Mr. Mustard has served as a director of the Company since June 1995. Mr. Mustard has served since November 18, 1996, as President, Chief Executive Officer and a director of Great Universal Incorporated, which is engaged in teleservices, television and media and specialized electronics industries. Prior to that, he served as President (Acting) and Chief Financial Officer of Great Universal Incorporated, since 1993. He is also a director of XSource Corporation and a trustee of the 1999 Great Universal LLC Trust. Since March 1990, Mr. Mustard has held various positions, including director, at Millicom International Cellular S.A. ("MIC"), an international cellular telecommunications concern headquartered in Luxembourg.

     Ms. Spencer has served as a director of the Company since February 1998. Ms. Spencer has served as President and Chief Executive Officer of Ephibian Incorporated (formerly Integrated Systems and Internet Solutions, Incorporated) since its founding in August 1996. Prior to founding Ephibian Incorporated, Ms. Spencer held a variety of technical and management positions with the United States Army Information Systems Command.

      Mr. Stenbeck has served as a director of the Company since November 1987. He has served as a director of Great Universal Incorporated since its inception in 1993. Additionally, he has served as a director of MIC, since December 1990, and as Chairman of the Board of MIC since May 1991. Mr. Stenbeck is the Chairman of, and the controlling stockholder in, Industriforvaltnings AB Kinnevik ("Kinnevik"), a holding company which is the controlling shareholder of several large Swedish and international enterprises with worldwide operations. Mr. Stenbeck has been active in the management of Kinnevik for more than 15 years. See "Certain Relationships and Related Transactions." Mr. Stenbeck is also the Chairman of Tele II AB, Modern Times Group MTG AB, Invik & Co. AB, Banque Invik SA, a Luxembourg bank, and Societe Europeenne de Communication S.A..

      Mr. Tuttle has served as a director of the Company since February 1998. Most recently, Mr. Tuttle has been involved in the formation of several business to business e-commerce ventures. Mr. Tuttle served as Senior Vice President of ManTech International Corporation, ("ManTech") and President of ManTech Systems Engineering Corporation from October 1996 to January 2000. Prior to joining ManTech, Mr. Tuttle was associated with Oracle Government as Vice President, Business Development and Chief Staff Officer. In December 1993, Mr. Tuttle retired from the United States Navy as a Vice Admiral. The culmination of his naval career was his assignment as Director of Space and Electronic Warfare, a position he held until his retirement.

      In addition to the directors of the Company, Mr. Thomas R. Dickinson is President and Chief Executive Officer, and Mr. Tom B. Dake is Vice President Finance and Chief Financial Officer, of the Company and Miltope Corporation, an Alabama corporation ("Miltope").

     Mr. Dickinson (age 56) has served as President and Chief Executive Officer of the Company and Miltope Corporation since January 15,1999. Mr. Dickinson joined Miltope in October 1998 as Chief Operating Officer. In September 1998, Mr. Dickinson retired from the United States Army as a Brigadier General. Mr. Dickinson held several command and staff positions culminating in his final assignment as the Chief of Ordnance for the United States Army.

      Mr. Dake (age 48) has served as Vice President Finance and Chief Financial Officer of the Company and Miltope Corporation since April 21, 1999. Mr. Dake joined Miltope in May 1997 as Controller and served as Acting Chief Financial Officer from October 1998 through April 1999. Prior to joining Miltope, Mr. Dake served in a financial executive capacity with various manufacturing companies.

                    BOARD OF DIRECTORS AND COMMITTEES

      During the 2000 fiscal year, there were five regular and special meetings of the Board of Directors.

      The Board of Directors has designated from among its members an Audit Committee, which consists of Mr. Tuttle, Mr. Farrell and Mr. Dickinson. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held one meeting during the fiscal year ended December 31, 2000. The Company has a Stock Option Committee of the Board of Directors for the Company's 1995 Plan that consists of Messrs. Allen, Mustard and Tuttle. The Company has a Compensation Committee of the Board of Directors which reviews the compensation of the Company's employees, including establishing performance based bonuses for certain executive officers of the Company and Miltope. The Compensation Committee consists of Messrs. Allen, Mustard and Tuttle. The Company does not have a standing nominating committee.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was formed in 1984 as a wholly owned subsidiary of Stonebrook Group Inc., a Delaware corporation ("Stonebrook") which owned approximately 55.6% of the outstanding Common Stock of the Company through December 31, 1994. Miltope Corporation was formed in 1975 and was a wholly owned subsidiary of Stonebrook until it became a wholly owned subsidiary of the Company in June 1984. In January 1995, XSource Corporation (formerly Innova International Corporation), a Delaware corporation, acquired 62.8% of the outstanding shares of the Common Stock of the Company pursuant to certain share exchange transactions with Stonebrook and Stuvik AB, a Swedish corporation and, at such time, a holder of 7.2% of the outstanding shares of the Company's Common Stock. Prior to June of 1999 XSource Corporation was a subsidiary of Great Universal Incorporated, a Delaware corporation ("GUI"), and a wholly owned subsidiary of MIC-USA Inc. ("MIC-USA"), a Delaware corporation and a wholly owned subsidiary of MIC. In connection with the reorganization of GUI in June 1999, the Company became a subsidiary of GUI, which became a wholly owned subsidiary of Great Universal LLC, a Delaware limited liability company ("GU-LLC"), whose sole member from the date of reorganization until December 31, 1999 was MIC-USA. On December 31, 1999 MIC-USA formed the 1999 Great Universal LLC Trust (the "Trust") and assigned all ownership interest of GU-LLC to the Trust. Mr. Jan H. Stenbeck, a director of the Company, is also a director and Chairman of XSource Corporation, GUI and MIC. In addition, Mr. William Mustard is President, Chief Executive Officer and a director of GUI, a director of XSource Corporation and a trustee of the Trust.


   During 2000 and 1999, the Company recorded sales of $14,000 and $-0-, respectively, to 3C Communications International S.A., a Luxembourg corporation and a wholly owned subsidiary of Societe Europeenne de Communication S.A.. At December 31, 2000 and 1999, accounts receivable were $-0- and $19,000, respectively. During 2000 and 1999, the Company
recorded   sales  of  $-0-  and  $44,000,  respectively  to   Get.2.Net
Corporation, an affiliate of the Company through certain common ownership. At December 31, 2000 and 1999, accounts receivable were $-0-and $52,000, respectively.

           COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

                      Summary Compensation Table

      The following table shows all the cash compensation paid or to be paid by the Company or by Miltope, its wholly owned subsidiary, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 2000, 1999 and 1998 to the President and Chief Executive Officer of the Company and the four other most highly compensated executive officers. There were no restricted stock awards or long-term incentive plan payouts to any of the executive officers named in the following table.

                                                              Long Term
                                                             Compensation
                                       Annual Compensation      Awards
				       -------------------   ------------

                                                                Number
                                                                  of
                                                              Securities       All
     Name and                                                 Underlying       Other
     Principal Position        Year    Salary        Bonus      Options     Compensation
     ---------------------     ----    ------       -------   ----------    ------------
     Thomas R. Dickinson       2000   $208,400      $69,600     10,000          --
     President and             1999   $205,442         --       50,000          --
     Chief Executive Officer   1998   $ 36,794         --         --            --

     Tom B. Dake               2000   $120,284      $40,550     20,000          --
     Vice President,           1999   $102,649         --        5,000          --
     Finance and Chief         1998   $ 78,205         --         --            --
     Financial Officer

     Robert G. Kaseta          2000   $136,776      $46,119       --            --
     Vice President,           1999   $130,508         --       15,000      $50,430(1)
     Engineering of            1998   $139,848         --       15,000          --
     Miltope

     Jeffrey Q. Palombo        2000   $121,455      $49,982       --            --
     Vice President,           1999   $112,948        --        10,000          --
     Business Development      1998   $101,210        --         5,000          --
     of Miltope

     Christopher Wright        2000   $115,850      $26,860      --         $19,921(2)
     Vice President,           1999   $102,133        --         --          21,757(1)
     Business Development      1998   $ 93,048        --         --             --
     of Miltope

     _______________________

     (1) Represents relocation expenses paid by the company to relocate to Boulder, Colorado.
     (2) Represents commissions paid for sales bookings prior to promotion to Vice President of Business Development

            Stock Options and Fiscal Year-End Option Values

     The following table presents the number of outstanding stock options and the aggregate dollar value of unexercised in-the-money stock options held by each of the executive officers included in the Summary Compensation Table at December 31, 2000. No stock options were exercised by such executive officers during the 2000 fiscal year.

                                   Number of Securities                Value of Unexercised
                                   Underlying Unexercised             In-the-Money Options at
                                  Options at Fiscal Year-End             Fiscal Year-End (1)
				 ------------------------------     -----------------------------
             Name                Exercisable      Unexercisable     Exercisable     Unexercisable
       ---------------------     -----------      -------------     -----------     -------------
       Thomas R. Dickinson         12,500            47,500             --               --

       Tom B. Dake                  1,250            23,750             --               --

       Robert G. Kaseta            38,250            18,750             --               --

       Jeffrey Q. Palombo          15,000            10,000             --               --

       Christopher Wright           3,500                --             --               --


(1) Value of unexercised in-the-money stock options is calculated by subtracting the aggregate exercise price of such options from the fair market value of the total number of shares underlying the in-the-money stock options on December 29, 2000 that was the last trading date of the year 2000. The last sale price of the Company's Common Stock on December 29, 2000 on The NASDAQ Stock Market was $.6562


            EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS AND
                TERMINATION OF EMPLOYMENT ARRANGEMENTS

      The Company has in place severance and termination policies that include executive officers as well as all employees of the Company as of December 31, 2000.

                       COMPENSATION OF DIRECTORS

      Directors who are not compensated by the Company, or its subsidiaries, Great Universal Incorporated or its affiliates or subsidiaries presently receive an annual fee of $8,000 and an additional fee of $1,250 for each meeting of the Board of Directors attended by such director and $1,250 per meeting of a committee of the Board which is held on a day other than a day on which a Board meeting is also held. All directors are reimbursed for out-of-pocket expenses in attending such meetings.

      Mr. Dickinson, Mr. Farrell and Mr. Tuttle may receive stock options at the commencement of each year of service as a director entitling each to purchase up to $15,000 worth of the Company's Common Stock, measured by the market value of such Common Stock on the date of grant, for an exercise price equal to not less than 85% of the market value of the Common Stock covered by the options on the date of grant.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company believes that, during the fiscal year ended December 31, 2000, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The policies of the Compensation Committee regarding executive compensation are to determine compensation levels based upon a combination of corporate performance and individual performance measured against pre-established objectives that are determined each fiscal year by the Committee and approved by the entire Board of Directors. The goal is to achieve compensation levels that reflect both individual performance and incentives based upon common financial targets.

      The salary of the President and Chief Executive Officer is reviewed annually by the Compensation Committee with reference to a review of the compensation levels of chief executive officers of comparable companies in the defense electronics industry and of selected public companies in the geographic region of the Company which the Compensation Committee believes are competitors of, or similarly situated to, the Company. Based upon this review, the salary of the President and Chief Executive Officer is established. Compensation levels for other executive officers of the Company are similarly established. Salaries of the Company's executive officers are in the middle of the range of salaries paid by the other companies surveyed.

     Bonuses are separately established at the beginning of each fiscal year with reference to the Company's performance measured against pre-set criteria principally relating to corporate income and growth. At December 31, 2000, $233,111 of bonuses was accrued to be paid to executive officers.

     Grants of stock options, which generally vest over four years, are based in substantial part on the Committee's judgment as to the long-term incentive effect that a grant would have on the executive officer's and the Company's long-term performance.

      Payments of base salary for the 2000 fiscal year do not exceed $1 million for any named executive officer included in the Summary Compensation Table.

                                           COMPENSATION COMMITTEE

                                           Teddy C. Allen
                                           William Mustard
                                           Jerry O. Tuttle

COMPARISON OF TOTAL STOCKHOLDER RETURN

      The following graph sets forth the Company's total stockholder return over a five-year period, beginning December 31, 1995, and ending December 31, 2000, as compared to the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Non-Financial Index.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    MILTOPE GROUP INC., NASDAQ STOCK MARKET & NASDAQ NON-FINANCIAL
                                   INDEX

			1995    1996     1997    1998    1999    2000
                        ----    ----     ----    ----    ----    ----
NASDAQ Stock Market	 100	 123	  151	  213	  395	  238
NASDAQ Non-Financial	 100	 121	  142	  209	  409	  238
Miltope Group Inc.	 100	 102	  109	   42	   26	   23


NOTE - REFLECTS $100 INVESTED IN 1995 IN COMPANY STOCK AND REFLECTS YEAR-END VALUE FOR EACH RESPECTIVE YEAR

                               AUDITORS

      Deloitte & Touche LLP were the Company's independent public auditors for the fiscal year ended December 31, 2000. The Board of Directors will appoint the auditors for the current fiscal year. It is expected that Deloitte & Touche LLP will be selected by the Board of Directors to serve as the Company's auditors for the current fiscal year. Representatives of Deloitte & Touche LLP intend to be present at the Meeting and available to respond to appropriate questions and, in addition, such representatives will be given an opportunity to make a statement at the Meeting if they so desire. There is a standing audit committee of the Board of Directors.

                              AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $135,500.

                            ALL OTHER FEES

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $49,500.
     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                        AUDIT COMMITTEE REPORT

      In compliance with the requirements of the NASDAQ Stock Exchange, the Audit Committee of the Company adopted a formal written charter approved by the Board of Directors on July 20, 2000, a copy of which is attached to this Proxy Statement as Appendix A, which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. In connection with the performance of its responsibilities under this charter, the Audit Committee has:

  - Reviewed and discussed the audited financial statements of the Company with management;
  - Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required ommunication by external auditors with audit committees):
  - Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and
  - Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                           AUDIT COMMITTEE

                                           William L. Dickinson
                                           Lawrence P. Farrell, Jr.
                                           Jerry O. Tuttle



                             ANNUAL REPORT

      All stockholders of record as of March 16, 2001 are concurrently being sent a copy of the Company's Form 10K as filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2000, which contains certified financial statements of the Company for the fiscal years ended December 31, 2000 and 1999.

                         STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by January 3, 2002 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                             MISCELLANEOUS

      As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

      All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

      It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.


                                 By order of the Board of Directors



                                 TOM B. DAKE
                                 Secretary
April 4, 2001